SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-69e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Exchange Act Rule 14a-11 or Rule 14a-12

                    Quaker Chemical Corporation
---------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)


---------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------

      5)  Total fee paid:
      ------------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      --------------------------------------------------------------------

      2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------

      3)  Filing Party:

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      4)  Date Filed:

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

                         QUAKER CHEMICAL CORPORATION
                             Elm and Lee Streets
                       Conshohocken, Pennsylvania 19428

                         ---------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         ---------------------------

To the Shareholders of Quaker Chemical Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation (the "Company") will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Wednesday, May 6, 1998, at 10:30 A.M., local time, for the following purposes:

     1. To elect four (4) Class III Directors, each to serve for three years and until his/her respective successor is elected and qualified;
     2. To consider and act upon ratifying the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1998; and
     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                   By Order of the Board of Directors,

                                   /s/ Karl H. Spaeth
                                   Karl H. Spaeth
                                   Secretary

Dated: March 30, 1998

                         QUAKER CHEMICAL CORPORATION

                         ---------------------------

                               PROXY STATEMENT

                         ---------------------------

     The solicitation of the accompanying proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 6, 1998, and at any adjournments thereof. The Meeting will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:30 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 30, 1998. Any shareholder executing and delivering the accompanying proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.
     The Company will bear the cost of the solicitation of proxies. Proxies will be solicited by mail, telephone, facsimile, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.
Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all four (4) of the nominees named therein and for ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1998.
     As of March 13, 1998, the outstanding voting securities of the Company consisted of 8,775,344 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 13, 1998, held shares of the Company's Common Stock beneficially owned since March 1, 1995 are entitled to cast 10 votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1995 are entitled to cast 1 vote per share, subject to certain exceptions described in Exhibit A hereto. Based on the information available to the Company on March 13, 1998, the holders of 2,943,844 shares of Common Stock will be entitled to cast 10 votes with respect to each such share, and the holders of 5,831,500 shares of Common Stock, including but not limited to those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1995 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast one vote with respect to each such share, representing an aggregate of 35,269,940 votes. The aforementioned presumption that a share is entitled to 1 vote rather than 10 is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A hereto. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 87,753,440. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote, will be counted only for purposes of determining whether a quorum is present at the Meeting and, thus, will have the effect of a vote to "Withhold Authority" in the election of directors or as an "Against" vote on all other matters included in the proxy.
     Only shareholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

Certain Beneficial Owners

     The following table sets forth information, as of March 13, 1998, with respect to persons known to the Company to be the beneficial owners of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel, The State Teachers Retirement Fund of Ohio, and The TCW Group, Inc. have sole voting and dispositive power over the outstanding Common Stock listed opposite their names. Mellon Bank Corporation has sole voting power over 392,572 shares, has sole dispositive power over 403,372 shares, and shared dispositive power over 80,500 shares opposite its name.

                                     Number
                                    of Shares       Percent        Number
     Name and Address               Owned(1)      of Class(2)     of Votes
     ------------------------      ----------     -----------     --------
     Peter A. Benoliel             535,020(3)         6.1         4,949,930
      130 Cornwall Lane
      St. Davids, PA 19087

     Mellon Bank Corporation       494,872(4)         5.6        494,872(4)
      One Mellon Bank Center
      Pittsburgh, PA 15218

     The State Teachers Retire-    432,500(4)         5.0        432,500(4)
      ment System of Ohio
      275 East Broad Street
      Columbus, OH 43215-3771

     The TCW Group, Inc.           485,400(4)         5.6        485,400(4)
     865 South Figueroa Street
     Los Angeles, CA 90017

---------------
(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.
(2)  Based upon 8,775,344 shares outstanding.
(3) Includes 40,000 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(4) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share.

Directors and Officers
     The following table sets forth information, as of March 13, 1998, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his/her name unless otherwise noted.

                                     Number
                                    of Shares       Percent       Number of
Name                                  Owned       of Class(1)       Votes
----                                ---------    ------------     ---------
Joseph B. Anderson, Jr.              5,000(2)         --              5,900
Patricia C. Barron                  10,609(3)         --             12,049
William L. Batchelor               181,082            2.1         1,810,820
Peter A. Benoliel                  535,020(4)(5)      6.1         4,949,930
Lennox K. Black                      8,574            --             33,324
Donald R. Caldwell                   4,824            --              4,824
Robert E. Chappell                   1,824            --              1,824
Edwin J. Delattre                    1,434(2)         --              3,693
Robert P. Hauptfuhrer                7,200            --             72,000
Ronald J. Naples                   382,186(5)(6)      4.4           138,536
Robert H. Rock                       1,824            --              1,824
Jose Luiz Bregolato                 40,263(5)         --                263
Daniel S. Ma                        20,797(5)         --              2,111
Marcus C. J. Meijer                 77,450(5)         --             16,950
Joseph F. Virdone                    6,800(5)         --              3,000

All directors and executive      1,284,887(5)(6)    14.6          7,057,048(7)
officers as a group (17 persons)

-------------
(1) Based upon 8,775,344 shares outstanding. The percentage is less than 1%, except as otherwise indicated.
(2) Includes 500 shares in the case of Mr. Anderson and 610 shares in the case of Dr. Delattre held jointly with a spouse.
(3)  Includes 10 shares held in an indirect trust account for child.
(4)  Does not include 5,500 shares held of record by Mr. Benoliel's wife.
(5) Includes 40,000 shares in the case of Mr. Benoliel; 40,000 shares in the case of Mr. Bregolato; 20,000 shares in the case of Mr. Ma; 74,450 shares in the case of Mr. Meijer; 245,000 shares in the case of Mr. Naples; 6,500 shares in the case of Mr. Virdone; and 425,950 shares in the case of all directors and officers as a group subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.
(6) Includes 32,500 shares of restricted Common Stock awarded to Mr. Naples which are registered in his name and for which he has sole voting power but for which he has no dispositive power since the shares are held by the Company and are subject to forfeiture. For additional information, see "Employment Agreements with Executive Officers" and "Compensation/Management Development Committee Report on Executive Compensation" below.
(7) Represents 20% of all votes entitled to be cast at the Meeting, based on information available on March 13, 1998.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely (i) on the Company's review of certain reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, and (ii) written representations of the Company's directors and officers, the Company believes that all reports required to be filed pursuant to the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 1997 were filed on a timely basis, except for one filing on Form 4 covering one transaction for Patricia C. Barron.

                            ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships will be elected to serve for the balance of the term of the class to which they are elected. At the present time, there are eleven (11) directors including three (3) Class I Directors, four (4) Class II Directors, and four (4) Class III Directors. Four (4) Class III Directors are to be elected at the Meeting with each member to serve a three (3) year term expiring in 2001 or until his/her successor is duly elected and qualified. The four nominees receiving a majority of the number of votes cast by the holders of the Company's Common Stock present, in person, or by proxy, at the Meeting will be elected Class III Directors of the Company.

     The proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class III nominees, Joseph B. Anderson, Jr., Patricia C. Barron, Edwin J. Delattre, and Ronald J. Naples, each of whom is presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 3, 1995. If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the
Meeting:

                             First Became    Principal Occupation for
    Name and (Age)            a Director     the Past Five Years
    --------------           ------------    ------------------------

Class III --Directors nominated for election in 1998 to serve until the Annual Meeting in 2001:

Joseph B. Anderson, Jr. (55)     1992        Chairman and Chief Executive
                                             Officer, Chivas Products Limited,
                                             an interior trim automotive
                                             supplier and manufacturer.
                                             Formerly President and Chief
                                             Executive Officer, Composite
                                             Energy Management Systems Inc., a
                                             manufacturer of bumpers for the
                                             automotive industry. Member of the
                                             Board of Directors of Meritor
                                             Automotive, Inc.

Patricia C. Barron (55)          1989        Corporate Vice President, Business
                                             Operations Support, Xerox
                                             Corporation. Previous positions
                                             with Xerox Corporation include
                                             President, Xerox Engineering
                                             Systems Division; President,
                                             Office Document Products; and Vice
                                             President, Corporate Information
                                             Management. Member of the Board of
                                             Directors of Frontier Corporation,
                                             Reynolds Metals Company, Teleflex
                                             Incorporated, and ARAMARK
                                             Corporation.

Edwin J. Delattre (56)           1984        Dean and Professor of Education
                                             and Philosophy, Boston University.

Ronald J. Naples (52)            1988        Chairman of the Board of the
                                             Company since May 1997; Chief
                                             Executive Officer of the Company
                                             since October 1995; and President
                                             of the Company from October 1995
                                             until March 1998. Formerly
                                             Chairman of the Board and Chief
                                             Executive Officer, Hunt
                                             Manufacturing Company, a producer
                                             and distributor of office
                                             products, office furniture, and
                                             art/craft products.

                             First Became    Principal Occupation for
    Name and (Age)            a Director     the Past Five Years
    --------------           ------------    ------------------------

Class I -- Directors elected in 1996 to serve until the Annual Meeting in 1999:

William L. Batchelor (80)        1952        Retired Senior Vice President of
                                             the Company.

Peter A. Benoliel (66)           1961        Former Chairman of the Board and
                                             Chief Executive Officer of the
                                             Company.

Robert H. Rock (47)              1996        President, MLR Holdings, LLC, an
                                             investment company with holdings
                                             in the publishing and information
                                             businesses. Formerly Chairman and
                                             majority owner of IDD Enterprises,
                                             a publisher of magazines,
                                             newsletters, and a provider of on-
                                             line data for financial
                                             executives. Member of the Board of
                                             Directors of Alberto-Culver
                                             Company, Hunt Manufacturing
                                             Company, The Penn Mutual Life
                                             Insurance Company, and R. P.
                                             Scherer Corporation.


Class II --Directors elected in 1997 to serve until the Annual Meeting in 2000:

Lennox K. Black (68)             1985        Chairman of the Board and former
                                             Chief Executive Officer, Teleflex
                                             Incorporated, a diversified,
                                             Fortune 1000 manufacturer of
                                             products and services for the
                                             automotive, marine, industrial,
                                             aerospace, and medical markets
                                             worldwide; and Chairman of the
                                             Board of Penn Virginia
                                             Corporation, an energy company
                                             engaged primarily in leasing of
                                             mineral rights, collection of
                                             royalties, and development and
                                             production of oil and natural gas.
                                             Member of the Board of Directors
                                             of Pep Boys.

Donald R. Caldwell (51)          1997        President and Chief Operating
                                             Officer, Safeguard Scientifics,
                                             Inc., a company engaged in a broad
                                             spectrum of activities directed to
                                             information technology and its
                                             Executive Vice President from
                                             November 1993 until February 1996.
                                             Member of the Board of Directors
                                             of Safeguard Scientifics, Inc.,
                                             Integrated Systems Consulting
                                             Group, Inc., CompuCom Systems,
                                             Inc., and Diamond Technology
                                             Partners, Inc.

Robert E. Chappell (53)          1997        Chairman and Chief Executive
                                             Officer, The Penn Mutual Life
                                             Insurance Company, being Chairman
                                             since January 1997, Chief
                                             Executive Officer since April
                                             1995, President from 1994 until
                                             1996, and Chief Operating Officer
                                             from 1994 until 1995. Member of
                                             the Board of Directors of P. H.
                                             Glatfelter Company.

Robert P. Hauptfuhrer (66)       1977        Former Chairman of the Board and
                                             Chief Executive Officer, Oryx
                                             Energy Company, an energy company.
                                             Trustee, 1838 Investment Advisors
                                             Fund.


     There are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

Committees of the Board of Directors

     The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible; to make recommendations to the Board concerning programs of external corporate development; and to establish guidelines as to capital structure and deployment of capital resources. The current members of the Committee, which took action by unanimous consent once in 1997, are P. A. Benoliel (Chairman), L. K. Black, R. P. Hauptfuhrer, and R.
J. Naples.
     The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met four times in 1997, are R. P. Hauptfuhrer (Chairman), J. B. Anderson, Jr., P. C. Barron, and D. R. Caldwell.
     The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Committee, which met twice in 1997, are L. K. Black (Chairman), R. E. Chappell, E. J. Delattre, and R. H. Rock.
     The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Committee has responsibility to review Board membership, provide leadership in the nomination of directors, and review shareholder proposals. The current members of the Committee, which met twice during 1997, are E. J. Delattre (Chairman), P. A. Benoliel, R. P. Hauptfuhrer, R. J. Naples, and R. H. Rock. The Committee will consider candidates recommended by shareholders when submitted in writing not later than November 27, 1998 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee. Nominations should be submitted to the Secretary of the Company.
     During the year ended December 31, 1997, five regular meetings of the Board of Directors were held. During 1997, each of the directors was in attendance in person or by teleconference at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which he or she then served.


                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1995, 1996, and 1997 as to Mr. Naples and each of the Company's other four most highly compensated officers who served as executive officers at December 31, 1997 (hereinafter referred to as the named executive officers).

                                                     SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                                                           -----------------------------------------
                                       Annual Compensation                            Awards                Payouts
                               -------------------------------------       ----------------------------  -----------
     (a)                (b)       (c)          (d)          (e)                 (f)            (g)            (h)            (i)
                                                                            Restricted     Securities
  Name and                                             Other Annual            Stock       Underlying                     All Other
  Principal                                            Compensation          Award(s)       Options/         LTIP       Compensation
  Position             Year    Salary($)    Bonus($)      ($)(1)                ($)        SARs(#)(2)     Payouts($)         ($)
  --------             ----    ---------    --------   -----------          ----------     ----------     ----------    -----------
Ronald J. Naples,      1997   635,938(3)   331,406(4)         0              590,625(5)            0           0         950,763(6)
Chairman of the        1996   578,750(3)   126,892            0                    0         111,000           0               0
Board and Chief        1995   170,620(3)         0            0            1,282,500(5)      200,000           0               0
Executive Officer

Jose Luiz Bregolato,   1997   142,242(7)   103,827       23,619(8)                 0               0           0               0
Vice President-        1996   145,000(7)    40,391       28,270(8)                 0          14,000           0               0
South America          1995   115,707(7)    10,841            0                    0          20,000           0               0

Daniel S. Ma,          1997   170,280(7)    70,020       90,086(8)                 0               0           0               0
Vice President-        1996   145,959(7)    67,778       89,890(8)                 0          14,000           0               0
Asia/Pacific           1995   131,000(7)    86,174       88,182(8)                 0          20,000           0               0

Marcus C. J. Meijer,   1997   202,302(7)    90,021            0                    0               0           0               0
Vice President-        1996   217,207(7)    76,721            0                    0          20,000           0               0
Europe                 1995   224,200(7)    51,700            0                    0          30,000           0               0

Joseph F. Virdone,     1997   146,006       57,847            0                    0               0           0           3,533(9)
Vice President-US      1996   126,979       40,546            0                    0          21,000           0           4,669(9)
Commercial             1995   116,372       11,326            0                    0               0           0               0
Operations

-------------
(1) During the year ended December 31, 1997, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in column (e), the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).
(2)  Options to purchase shares of the Company's Common Stock.
(3) Includes compensation earned by Mr. Naples pursuant to the 1995 Naples Restricted Stock Plan and Agreement (i) for 1997, the fair market value of 15,000 shares of Common Stock delivered to Mr. Naples on October 2, 1997, which shares have a fair market value of $285,937.50 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1997 of $19.0625 per share); (ii) for 1996, the fair market value of 15,000 shares of Common Stock delivered to Mr. Naples on October 2, 1996, which shares have a fair market value of $228,750 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1996 of $15.25 per share); and
     (iii) for 1995, the fair market value of 5,000 shares of Common Stock awarded to Mr. Naples on October 2, 1995, which shares have a fair market value of $82,500 (based on the last reported sale price for the Common Stock on the Nasdaq National Market System on the date of issuance of $16.50 per share).
(4) Includes the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share) of 17,500 shares of restricted Common Stock ($331,406.25) to be awarded to Mr. Naples in lieu of an annual cash incentive bonus based on 1997 operating results (see Note 5 and the Compensation/Management Development Committee Report below).
(5) Includes (i) for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on May 7, 1997 of $16.875 per share) of 35,000 shares of restricted Common Stock which Mr. Naples is eligible to receive in 1997 and 1998 in lieu of an annual cash bonus if pre-established financial criteria applicable to all incentive-based employees are met, of which (see Note 4 above) 17,500 shares were earned in 1997 and (ii) for 1995, the fair market value (based on the last reported sale price for the Common Stock on the NASDAQ National Market System on December 29, 1995 of $13.50 per share) of 45,000 shares of restricted Common Stock which Mr. Naples is eligible to receive in installments of 15,000 shares each on October 2, 1996, 1997, and 1998 (of which 30,000 shares have been delivered -- see Note 3 above) if Mr. Naples is employed by the Company on such dates and 50,000 shares of restricted Common Stock which Mr. Naples is entitled to receive at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock in excess of $1.10 per share (all of which were delivered to Mr. Naples in 1998 as a result of the Company's performance in 1997). All shares of restricted Common Stock are registered in Mr. Naples' name, and he is entitled to receive the dividends paid thereon, but the shares are held by the Company subject to future delivery. At December 31, 1997, the fair market value of the 32,500 shares of restricted Common Stock representing the balance to be delivered to him under the foregoing arrangements had a fair market value of $615,469 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share).
(6) Includes (i) the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share) of (i) 50,000 shares of restricted Common Stock ($946,875) earned by Mr. Naples in 1997 under the 1995 Naples Restricted Stock Plan and Agreement at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock in excess of $1.10 (after elimination of the effects of foreign currency fluctuations) as discussed in Note 5 above and in "Employment Agreements of Executive Officers" below and (ii) $3,888 earned under the Company's Profit Sharing Plan.
(7) Mr. Ma's, Mr. Meijer's, and Mr. Bregolato's compensation was paid in Hong Kong dollars, Dutch guilders, and Brazilian reales, respectively. For purposes of this presentation, Mr. Ma's, Mr. Meijer's, and Mr. Bregolato's salary and bonus for each year have been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of such year.
(8) Represents housing benefits paid to Mr. Ma and Mr. Bregolato in connection with their assignment for the Company in Hong Kong and Sao Paulo, respectively.
(9)  Represents amounts earned under the Company's Profit Sharing Plan.


Options/SAR Grants in the Last Fiscal Year

     During 1997, no stock options were granted to any of the five most highly compensated officers.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End
Option/SAR Values

     The following table provides information related to options to purchase the Company's Common Stock held by the named executive officers during the year ended December 31, 1997 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.


                                    AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                                          AND YEAR-END OPTION/SAR VALUES

      (a)                    (b)            (c)                  (d)                          (e)
                                                         Number of Securities          Value of Unexercised
                                           Value        Underlying Unexercised         In-the-Money Options
                       Shares Acquired   Realized       Options at Year End(#)           at Year End($)
      Name             on Exercise(#)       ($)        Exercisable   Unexercisable   Exercisable/Unexercisable(1)
      ----             ---------------   --------      -----------   -------------   ----------------------------
Ronald J. Naples              0              0           245,000        66,000            543,349/149,964
Jose Luiz Bregolato           0              0            40,000        14,000             6,250/55,125
Daniel S. Ma                  0              0            20,000        14,000             6,250/55,125
Marcus C. J. Meijer           0              0            74,450        20,000             26,534/78,750
Joseph F. Virdone             0              0             6,000        15,000             38,250/60,562

------------
(1) Based on the last sale price on December 31, 1997 on the New York Stock Exchange of $18.9375 per share.

Long-Term Performance Incentive Plan Awards in Last Fiscal Year

     During 1997, no performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan were granted.


Employment Agreements with Executive Officers

Chief Executive Officer

     Ronald J. Naples assumed the position of President and Chief Executive Officer of the Company on October 2, 1995. Effective that date, Mr. Naples entered into an Employment Agreement with the Company for a term ending December 31, 1998 and continuing thereafter for successive terms of one year unless timely notice to terminate is given by either the Company or Mr. Naples. Mr. Naples' base salary is at an annual rate of $350,000 which is to be reviewed annually after January 1, 1999 if the Employment Agreement is then in effect. Mr. Naples is eligible to participate in the Company's Annual Incentive Compensation Plan pursuant to which cash bonuses may be paid to participants but, as a result of an amendment to the Employment Agreement dated as of January 1, 1997, was removed from the program for the years 1997 and 1998 and, instead, received an award of 35,000 shares of the Company's Common Stock which will vest over two years based upon the Company achieving previously approved targets of financial performance, of which 17,500 shares were vested and will be delivered to Mr. Naples in 1998.

     Pursuant to the Employment Agreement, Mr. Naples was granted a stock bonus of 100,000 shares of the Company's Common Stock. Of this amount, 5,000 shares were paid to him immediately; 45,000 shares were registered in Mr. Naples' name to be held by the Company for delivery to Mr. Naples in installments of 15,000 shares each on October 2, 1996, 1997, and 1998 if Mr. Naples is employed by the Company on those dates of which 30,000 shares have been delivered to Mr. Naples, and 50,000 shares are to be delivered to him beginning in 1997 at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock (before extraordinary and non-recurring gains and losses) in excess of $1.10 per share. On January 31, 1998, by reason of the extraordinary amount of the effect of foreign currency transactions ($.21 per share) on the Company's 1997 earnings, the Agreement was amended to exclude such transactions in calculating earnings per share. The $1.10 per share target was not achieved in 1996. The $1.10 per share target was exceeded by $.52 per share in 1997, and 50,000 shares were delivered to him in 1998. The Company may make loans to Mr. Naples to cover withholding and additional taxes on the stock bonuses, and a loan in the principal amount of $186,244 has been extended. The loan has a ten-year term ending November 2005 and bears interest at a rate of 6.4% per annum.
     The Employment Agreement also provides for and Mr. Naples was granted options to purchase 200,000 shares of the Company's Common Stock, which options become exercisable in installments and at varying prices as follows -- 135,000 shares, 35,000 shares, and 30,000 shares, respectively, after October 2, 1996, 1997, and 1998, prices of $17.50 for the first 100,000 shares, $19.25 for the next 50,000 shares, and $22.50 for the remaining shares. Mr. Naples was also granted 25,000 performance incentive units under the Company's Long-Term Performance Incentive Plan for the 1995 through 1998 performance award period. In 1996, Mr. Naples was awarded options to purchase 75,000 shares of the Company's Common Stock at $13.50 per share, which are first exercisable on May 9, 1998, and also options to purchase 36,000 shares at $15.00 per share, which are first exercisable on October 31, 1998. Mr. Naples participates in the Company's Supplemental Retirement Income Plan with full service being based on 15 years instead of 30 years, as in the case of other participants.
     The Employment Agreement further provides that upon the termination of Mr. Naples' employment for reasons other than Mr. Naples' death or disability or by the Company for "cause" or by Mr. Naples for other than "good reason" (each as defined in the Employment Agreement), the Company will pay Mr. Naples termination benefits ranging from 250% to 300% of his base salary depending upon when such termination occurs. In addition, subject to certain conditions, if Mr. Naples' employment is terminated, his right to exercise the stock options and to receive his stock bonuses may be accelerated.
     All other executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus (if any) is to be calculated. Salary and the bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Except in the case of Mr. Meijer, each employment agreement is for an initial term of one (1) year and thereafter is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. Mr. Meijer's employment agreement of April 10, 1990 provides for continued employment until either party gives the other party six (6) months' notice of termination. Mr. Meijer's agreement provides for a payment equal to two (2) years salary, bonus, and vacation if he elects to resign from his position within twelve months (12) of a change in control. Also, if the Company terminates Mr. Meijer's employment for other than cause, it shall pay to Mr. Meijer an amount equal to two (2) months income (as defined in Mr. Meijer's employment agreement) for each year of service up to a maximum of twenty-four (24) months. In the case of Messrs. Bregolato and Virdone, each is entitled to eighteen (18) months salary if they are terminated (other than for cause) within three (3) years of a change in control, and in all other cases, Messrs. Bregolato and Virdone are entitled to severance equal respectively to ten (10) months and twelve (12) months of salary if terminated by the Company (other than for cause).

Pension and Death Benefits

     Substantially all of the Company's U.S. employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through November 30, 1989 and a future service formula for service beginning December 1, 1989, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1989 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1989; and (b)(i) for the employee's service after December 1, 1989 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1989 beyond 35 years, 1.3% of annual pay.
     Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1997 an estimate of benefits that will be accrued from December 1, 1997 to age 65 (except for Mr. Bregolato, for whom the appropriate age is 60) based upon W-2 or other information.

                                                               Years
                                                             Credited
                                Estimated Annual           Service as of
           Name                  Pension Benefit             12/31/97
           ----                 ----------------          ------------
     Ronald J. Naples              $32,042                       2
     Jose Luiz Bregolato            35,940(1)                    4
     Daniel S. Ma                   28,613                       4
     Marcus C. J. Meijer            84,760(2)                    6
     Joseph F. Virdone              33,715                       2

--------------
(1) The pension benefit for Mr. Bregolato is provided under a defined benefit program established in accordance with Brazilian law to which the Company contributed $27,774 in 1997.
(2) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

     The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each such full year of employment less than 30. Because the benefits payable under the Program depend on various post-retirement factors (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, state, local, and federal income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 1997 in the aggregate amount of $242,000.
     Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.

                                          Estimated Payment
           Name                           Under the Program
           ----                          -----------------
     Ronald J. Naples                         $181,404
     Jose Luiz Bregolato                             0(1)
     Daniel S. Ma                               45,983
     Marcus C. J. Meijer                             0(1)
     Joseph F. Virdone                           27,536

------------
(1) Mr. Meijer and Mr. Bregolato do not participate in the Pension Plan and, therefore, are not eligible for payments under the Program.

     Certain of the Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary plus $30,000, is payable in installments at various times over a 40 month period after death. The Company's policy is not to provide currently for this contingent future liability.

Compensation of Directors

     Employees of the Company and persons affiliated with the Company's General Counsel are not paid any fees for services as a director of the Company. During the period January 1, 1997-June 1, 1997, directors of the Company, who were not employees or affiliated with the Company's General Counsel, were paid a standard fee of $15,000 each for the year plus $850 for each meeting attended except that directors who are former employees received only the standard fee. In addition, they received $850 for attending each meeting of a Committee on which they serve. Each Committee Chairman received an additional $150 for each Committee meeting chaired.
     Effective June 1, 1997, directors who are not employees of the Company are paid an annual retainer of $18,000. Directors who are not current or former employees of the Company are paid a fee of $1,000 for each Board and each Committee meeting attended. Committee Chairmen are paid an annual retainer as follows: Audit Committee $2,000; Nominating Committee and Compensation/Management Development Committee $1,500; Executive Committee $48,000.
     Each member of the Board is required to hold at least 5,000 shares of the Company's Common Stock, and 75% of the Annual Retainer is paid in the form of shares until 5,000 shares are accumulated.
     Alex Satinsky, a director of the Company until May 7, 1997, is a member of the law firm Fox, Rothschild, O'Brien & Frankel, LLP, which was retained by the Company as General Counsel during the year 1997 and which is being retained by the Company in such capacity during the current year.


            COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

Introduction

     The purpose of the Company's executive remuneration program is to compensate on the basis of performance. Accordingly, a considerable portion of an executive officer's total compensation is incentive-based and tied directly to the achievement of pre-established business goals. By relating executive compensation to the results achieved, compensation is linked to the interests of all shareholders. The program has three components: a base salary; an annual incentive cash payment; and compensation realized from options and/or performance incentive units issued under the Company's Long-Term Performance Incentive Plan (the "Plan").

Competitive Reward Systems

     In order to attract, motivate, and retain executives, the Company positions its executive officer base pay levels at the median of a broad cross section of both chemical and chemical specialty companies in the United States, using a database (which may include companies that are part of the S&P Chemicals (Specialty) Index) available through HayGroup, a compensation consulting company. With respect to executive officers in other countries, the base pay is determined based upon the regions in which they are located. While average base pay is in the lower half of the companies surveyed according to recent data, attainment of the maximum incentive portion would place total pay in the top quarter of the survey group.

Compensation Components

     Base salary is reviewed annually, and increases are based primarily on performance against pre-established goals with major emphasis on the attainment of financial objectives and the extent of the individual's penetration of his/her salary range. Individual increases are recommended by the Chief Executive Officer ("CEO") and approved by the Compensation/Management Development Committee (the "Committee"). Increases in salary in 1997 were determined by considering market data, responsibilities of the position, job performance, and the Company's overall financial results. In the case of some foreign-based executive officers, salary increases may be mandated by the laws in the particular country or region even when similar increases are not granted to officers residing in the United States. The overall salary structure is adjusted, as needed, based on HayGroup data reflecting the median of both the national chemical industry and the local general industry for those cases where the position is not "national" in nature.

     The incentive compensation component is paid on an annual basis in the form of a cash bonus. The incentive is designed to be a short-term award for specific results and performance in a given year and to be competitive within the industry. In 1997, the major portion of the incentive award was based on the attainment of a previously established consolidated corporate Profit-Before-Tax ("PBT") target. In addition, there is also a management discretionary award which is paid if certain regional, product line, business development, or business support objectives are attained. The actual incentive award payout is based on the attainment of either or both financial and discretionary goals, except in the case of the CEO whose incentive payout is based on the attainment of financial goals only.
     At the beginning of the year, the CEO recommends bonus gates at three levels of consolidated corporate PBT performance as follows: (1) Threshold -- the PBT level at which an entry bonus is earned; (2) Mid -- the PBT level at which a mid-level bonus is earned; and (3) Maximum -- the PBT level at which the maximum bonus is earned. The maximum financial bonus amount is determined by multiplying the compensation salary grade midpoint of the position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of the Company, the greater the percentage. In the case of the CEO, the maximum financial award that might be paid is 80% of his salary grade midpoint. The applicable maximum percentage for executive officers is lower and can range from 40% to 60% of salary grade midpoint. Depending upon the performance level achieved, the bonus amount can be as high as the Maximum, or if performance is below the Threshold level, no bonus will be paid.
     The discretionary bonus award may be paid on the attainment of pre-established goals and within pre-established boundaries. This amount is awarded at the discretion of the manager and targeted to recognize individual performance.
     The PBT targets for 1997 were aggressive, and bonuses have been calculated at the Maximum level.
     For the years 1997 and 1998, the CEO will not participate in the annual bonus program and will not receive cash bonus payments. Mr. Naples has been awarded a grant of 35,000 shares of restricted Common Stock to vest over the two years 1997 and 1998 at a maximum of 17,500 shares per year depending on the level of the Company's pretax profit performance. In 1997, the Company's pretax profits exceeded the Maximum level set for the annual bonus program, and, accordingly, Mr. Naples will receive all 17,500 shares of restricted Common Stock for 1997.
     The final component is compensation realized from the Long-Term Performance Incentive Plan comprising a combination of grants of incentive stock options, non-qualified options, and performance incentive units issued under the Plan. Awards under the Plan play an important role in the Company's executive compensation structure thereby making compensation more dependent upon the long-term performance of the Company. With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. With performance incentive units, for the 1995-98 Plan, the cash value of the award is based on average earnings per share growth rate and average return on assets. The purpose of issuing both stock options and performance incentive units is to motivate executive officers to make the types of long-term changes in the Company's business that will affect long-term total return to shareholders. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amounts of awards previously granted. The Company's past practice has been to grant stock options combined with performance incentive units to executive officers every two years for rolling four-year performance periods. No awards under the Long-Term Performance Incentive Plan were granted in 1997, except to Mr. James A. Geier, Vice President-Human Resources, who joined the Company on November 17, 1997 and at that time received awards in a comparable relationship to other participants in the 1995-98 Plan.

Compensation of Chief Executive Officer

     The compensation of the CEO, Ronald J. Naples, for the 1997 year was established in 1995 by the Committee and was incorporated in an Employment Agreement between the Company and Mr. Naples at the time of his employment by the Company, as reported in detail elsewhere in this Proxy Statement. The total compensation package for Mr. Naples was established by the Committee at levels considered by the Committee to be reasonable after having taken into account Mr. Naples' prior experience as the chief executive officer of a successful corporation and his general familiarity with the Company after having served as a director for over seven years. In 1997, Mr. Naples' Employment Agreement was amended in two respects. First, to remove him from participation in the Company's Annual Incentive Compensation Plan for 1997 and 1998 and replace such participation by an award of 35,000 shares of restricted Common Stock which can be earned at the rate of 17,500 shares per year thereby increasing Mr. Naples' interests in the Company as a shareholder. Second, by reason of the extraordinary negative effect of foreign currency translations on the Company's earnings per share in 1997 (approximately $.21 per share as opposed to $.08 and a positive effect of $.07 per share in 1996 and 1995, respectively), the effect of foreign currency translations was treated as an extraordinary item for the purpose of calculating earnings per share in determining Mr. Naples' entitlement to the stock bonus provided for in the Employment Agreement.

Deductibility of Compensation for Tax Purposes

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the other four most highly compensated executive officers. Although the reported compensation of the Company's CEO set forth in the Summary Compensation Table above was in excess of $1,000,000, the $1,000,000 threshold for Section 162(m) purposes was not exceeded due to a variety of factors. Accordingly, all of the compensation paid in 1997 to the Company's CEO and the four most highly compensated executive officers is expected to be fully deductible for tax purposes by the Company. It is considered unlikely that the compensation of any of the CEO or the other four most highly compensated executive officers will exceed the Section 162(m) $1,000,000 threshold in the near future. Therefore, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under
Section 162(m) of the Code.

                             Compensation/Management Development Committee

                                  Lennox K. Black, Chairman
                                  Robert E. Chappell
                                  Edwin J. Delattre
                                  Robert H. Rock

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Stock Index, and the S&P Chemicals (Specialty) Index for the period of five (5) fiscal years commencing December 31, 1992 and ending December 31, 1997.

               Comparison of Five Year Cumulative Total Return*
       Among Quaker Chemical Corporation, The S & P Smallcap 600 Index
                    and S & P Chemicals (Specialty) Index

     [The following table was represented by a line graph in the printed document.]

                 Quaker           S&P Small Cap       S&P Chemicals
Date         Chemical Corp.         600 Index       (Specialty Index)
------------------------------------------------------------------------------
12/92              100                 100                 100
12/93               79                 119                 101
12/94               96                 113                 108
12/95               72                 147                 125
12/96               91                 178                 205
12/97              110                 224                 260

* $100 invested on 12/31/92 in stock or index including reinvestment of dividends.
  Fiscal year ending December 31.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Price Waterhouse LLP, independent accountants, to examine the accounts of the Company for the year ending December 31, 1998 and to report on the Company's financial statements for that period. The firm of Price Waterhouse LLP has acted as independent accountants for the Company since 1968. Representatives of Price Waterhouse LLP will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.
     There is no requirement that the appointment of Price Waterhouse LLP as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but will take any negative vote into consideration in future years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.


                DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                   TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                 PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                               OF SHAREHOLDERS

     In order for a shareholder's proposal(s) to be set forth in the Company's Proxy Statement and proxy for the 1999 Annual Meeting of Shareholders, the shareholder must present his or her proposal(s) to the Company not later than November 27, 1998.

                                OTHER MATTERS

     The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors,

                                              /s/ Karl H. Spaeth
                                              Karl H. Spaeth
                                              Secretary

Dated: March 30, 1998

                                                                     EXHIBIT A

                 SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

     At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36 month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. Such evidence can include trade confirmations and account statements indicating ownership through the required holding period. Nevertheless, the Company, at its sole discretion, will determine the adequacy of the evidence presented. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

     (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

     (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;

     (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or

     (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

     The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

     As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

     Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.
     Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

     The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.
     The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.
     If a Shareholder has questions concerning the Shareholder Voting Procedures or would like to present evidence of ownership through the required 36 month holding period, please contact Irene Kisleiko, the Company's Assistant Secretary, at (610) 832-4119.

                                  P R O X Y

                         QUAKER CHEMICAL CORPORATION

                             Elm and Lee Streets,
                            Conshohocken, PA 19428

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Batchelor, Peter A. Benoliel, and Ronald J. Naples, and each of them (or if more than one is present, then a majority of those present) proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 6, 1998, or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

1. ELECTION OF DIRECTORS  FOR all nominees listed below [ ]         WITHHOLD AUTHORITY [ ]
                          (except as marked to the contrary below)  to vote for all nominees listed below

   Joseph B. Anderson, Jr., Patricia C. Barron, Edwin J. Delattre, and Ronald J. Naples

(Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)


------------------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1998.
                     FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

                         (CONTINUED ON REVERSE SIDE)

                        (CONTINUED FROM REVERSE SIDE)

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended December 31, 1997.

                                      DATED: ___________________________, 1998


                                      ----------------------------------------
                                                     (Signature)
                                      (Signature should be exactly as name or
                                      names appear on this Proxy)

                    PLEASE DATE, SIGN, AND RETURN PROMPTLY